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



                                                                         PERFORMANCE CALCULATION


                                                             COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS C

                                                                        Fiscal Year End: 8/31/97

                                                                         Inception Date: 7/1/94


                                                      1 YEAR ENDED 8/31/97                         FROM INCEPTION
                                                                                                  7/1/94 TO 8/31/97
                          Standard                           Non-Standard            Standard                       Non-Standard
Initial Inv.              $1,000.00                          $1,000.00               $1,000.00                      $1,000.00

Amt. Invested             $1,000.00                          $1,000.00               $1,000.00                      $1,000.00
Initial NAV                   $1.00                              $1.00                   $1.00                          $1.00
Initial Shares              1000.000                           1000.000                1000.000                       1000.000

Shares From Dist.             39.686                             39.686                 128.769                       128.769
End of Period NAV             $1.00                              $1.00                   $1.00                         $1.00

CDSC                           1.00%
Total Return                   2.97%                              3.97%                  12.88%                        12.88%

Average Annual                 2.97%                              3.97%                   3.89%                         3.89%
   Total Return
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